Exhibit 23.1

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                             GOLDSTEIN & GANZ, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                                                                  Member of the American Institute
                                98 CUTTERMILL ROAD                of Certified Public Accountants

                           GREAT NECK, NEW YORK 11021             Member of The New York State
                                                                  Society of Certified Public
                                                                  Accountants
                         ------------------------------
                                 (516) 487-0110

                            Facsimile (516) 487-2928
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            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Medical Nutrition USA, Inc.

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Medical Nutrition USA, Inc. of our report dated April 14, 2006, relating to the financial statements of Medical Nutrition USA, Inc., which is incorporated by reference in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                                            /s/ Goldstein & Ganz, P.C.



Great Neck, NY
May 9, 2006